As filed with the Securities and Exchange Commission on October 18, 2007

                                             Registration No. 333-______________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933




                                ToyZap.com, Inc.
                 (Name of small business issuer in its charter)



            TEXAS                         3942                   20-8592825
            -----                         ----                   ----------
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization)  Classification Code Number) Identification No.)

                                ToyZap.com, Inc.
                                629 Deforest Road
                              Coppell, Texas 75019
                                 (972) 393-0100
          (Address and telephone number of principal executive offices and principal place of business)



                                   Lance Dean
                                629 Deforest Road
                              Coppell, Texas 75019
                                 (972) 393-0100
           (Name, address and telephone number for agent for service)

                                   Copies to:

                              Ray A. Balestri, Esq.
                            Siobhan F. Kratovil, Esq.
                              Balestri & Associates
                          2651 North Harwood, Suite 200
                               Dallas, Texas 75201


                Approximate date of proposed sale to the public:
 As soon as practicable after the effective date of this registration statement



If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|


                         CALCULATION OF REGISTRATION FEE


 Title of each class of                             Proposed maximum       Proposed maximum
    securities to be          Amount to be         offering price per     aggregate offering          Amount of
       registered              registered                 unit                   price            registration fee(1)
       ----------              ----------                 ----                   -----            -------------------

     Common Stock               2,000,000                $0.075               $150,000.00               $4.61



(1) Estimated solely for purposed of calculating the registration fee under Rule 457(a).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                                ToyZap.com, Inc.
              2,000,000 Shares of Common Stock at $0.075 per Share

This is our initial public offering. Our securities are not listed on any national securities exchange or the Nasdaq Stock market.

We are offering a total of 2,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.075 per share. This offering will terminate 180 days from the effective date of this prospectus, or an additional 90 days if extended, although we may close the offering on any date prior if the offering is fully subscribed. In the event that 2,000,000 shares are not sold within 180 days from the effective date of this prospectus, at our sole discretion, we may extend the offering for an additional 90 days. In the event that 2,000,000 shares are not sold within 180 days from the effective date of this prospectus, or within the additional 90 days if extended, all money received by us will be promptly returned to each subscriber without interest or deduction of any kind. If 2,000,000 shares are sold within 180 days from the effective date of this prospectus, or within the additional 90 days, if extended, all money received by us will be retrieved by us and there will be no refund. The funds will be maintained in a separate bank account at Bank of America, N.A. until we receive $150,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. In the event you are entitled to a refund, future actions by creditors in the subscription period could preclude or delay us in refunding your money because we do not have any escrow, trust or similar account.

Lance Dean, our sole officer and director, will market our common stock and offer and sell the securities on our behalf. This is a best efforts direct participation offering that will not utilize broker-dealers. Mr. Dean will not receive any compensation for his role in selling shares in the offering.

Investing in our common stock involves risks. See "Risk Factors" starting at page 2.

             Offering Price    Offering Expenses(1)  Proceeds to ToyZap.com
Per Share    $      0.075      $     0.0075             $      0.0675

Total        $150,000.00       $ 15,000.00              $135,000.00

(1) These offering expenses do not include any underwriting discounts or commissions. There are no underwriting discounts or commissions to be paid in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 18, 2007.

                                TABLE OF CONTENTS

                                                                        Page No.

PROSPECTUS SUMMARY............................................................1
     ToyZap.com, Inc..........................................................1
     The Offering.............................................................1
     Selected Financial Data..................................................2
RISK FACTORS..................................................................2
     Risks Relating to ToyZap.com, Inc........................................3
     Risks Relating to the Internet Industry..................................8
     Risks Relating to this Offering..........................................10
USE OF PROCEEDS...............................................................11
DETERMINATION OF OFFERING PRICE...............................................12
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.................................13
PLAN OF DISTRIBUTION; TERMS OF OFFERING.......................................14
     Section 15(g) of the Exchange Act........................................15
     Offering Period and Expiration Date......................................16
     Procedures for Subscribing...............................................16
     Right to Reject Subscriptions............................................16
     Separate Account for Subscriptions.......................................17
BUSINESS......................................................................17
     Our Background...........................................................17
     Our Business.............................................................17
     Products and Services....................................................17
     Our Website..............................................................18
     Our Target Markets and Marketing Strategy................................18
     Growth Strategy..........................................................18
     Our Competition..........................................................19
     Proprietary Rights.......................................................19
     Our Research and Development.............................................19
     Government Regulation....................................................19
     Employees................................................................19
     Facilities...............................................................19
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     OR PLAN OF OPERATION.....................................................20
     Plan of Operation........................................................20
     Limited Operating History; Need for Additional Capital...................22
     Results of Operation.....................................................22
     Liquidity and Capital Resources..........................................23
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
     MANAGEMENT...............................................................23
MANAGEMENT....................................................................24
     Officers and Directors...................................................24
     Background of Sole Officer and Director..................................25
EXECUTIVE COMPENSATION........................................................26
     Summary Compensation Table...............................................26
     Employment Agreements....................................................26
     Long-Term Incentive Plan Awards..........................................26
     Compensation of Directors................................................26
     Indemnification..........................................................26

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS......................27
DESCRIPTION OF SECURITIES.....................................................27
     Common Stock.............................................................27
     No Cumulative Voting.....................................................28
     Preferred Stock..........................................................28
     Dividend Policy..........................................................28
     Transfer Agent...........................................................29
INTERESTS OF NAMED EXPERTS AND COUNSEL........................................29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................29
LEGAL PROCEEDINGS.............................................................30
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
     SECURITIES ACT LIABILITIES...............................................30
EXPERTS.......................................................................30
LEGAL MATTERS.................................................................30
FINANCIAL STATEMENTS.........................................................F-1

                               PROSPECTUS SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully.

                                ToyZap.com, Inc.

We are a development stage company. We intend to market and sell plush and collectible toys to retail customers over the Internet on our website, www.toyzap.com. The plush and collectible toys to be offered for sale on our website are intended to be treasured collectibles and safe entertainment for children.

Our products will be offered in various series. After the conclusion of one series, additional "characters" will be added. We intend to limit the production of certain characters. The actual production amount of a certain character will not be disclosed at the time it is introduced on our website. We think that this will create an atmosphere that encourages customers to visit our website frequently and purchase products before inventory runs out. Our principle business activities will be: developing lines of plush and collectible toys; creating and updating our website where customers can review and ultimately purchase our products; and promoting, marketing, and selling our products over the Internet.

We are a company without revenues or operations, we have minimal assets, and have incurred losses since inception.

Our principal executive office is located at 629 Deforest Road, Coppell, Texas 75019, and our telephone number is (972) 393-0100. We were formed under the laws of the State of Texas on May 30, 2006.

The information contained on our website is not part of this prospectus.

The terms "ToyZap.com," "we," "us" and "our" as used in this prospectus refer to ToyZap.com, Inc.


                                  The Offering

The following is a brief summary of the offering:

        Securities being offered:            2,000,000  shares of common  stock,
                                             par value $0.001 per share.

        Offering price per share:            $0.075 per share.

        Offering period:                     The shares are being  offered for a
                                             period   of   180   days,   or   an
                                             additional  90 days if  extended by
                                             us,   although  we  may  close  the
                                             offering  on any date  prior if the
                                             offering is fully subscribed.

        Net proceeds to us:                  $135,000  (net proceeds of $150,000
                                             less offering expenses of $15,000).

        Person making the
        determination whether
        the offering conditions
        are satisfied:                       Lance  Dean,  our sole  officer and
                                             director.

        Use of proceeds:                     We  will  use the  proceeds  to pay
                                             administrative     expenses,    the
                                             implementation   of  our   business
                                             plan, and working capital.

        Number of shares
        outstanding  before
        the offering:                        8,000,000.

        Number of shares
        outstanding after
        the offering if all
        of the shares are
        sold:                                10,000,000.

                             Selected Financial Data

               The following information summarizes the more complete historical financial information at the end of this prospectus.

                                                 Period from May 30, 2006
                                                   (date of inception)
                                                    to June 30, 2007
                                                       (Audited)
Balance Sheet
Total Assets                                           $15,100
Total Liabilities                                      $15,100
Stockholders Equity (Deficit)                          $(8,000)

                                                 Period from May 30, 2006
                                                   (date of inception)
                                                    to June 30, 2007
                                                       (Audited)
Income Statement
Revenue                                                $0
Total Expenses                                         $8,000
Net Income (Loss)                                      $(8,000)


                                  RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, and all other information contained in this prospectus, before you decide whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also become important factors that may harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

                       Risks Relating to ToyZap.com, Inc.

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we will cease operations and you will lose your investment.

We were incorporated on May 30, 2006 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception through June 30, 2007 is $8,000. Since June 30, 2007, we have incurred $12,500 in expenses, of which $10,000 is for legal fees, $2,500 is for audit fees, and $0 is for filing fees and general office expenses. The $10,000 in legal fees relates to the offering of securities described in this prospectus. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

o    completion of this offering;

o our ability to develop and continually update a functional, user-friendly website through which our products can be sold;

o our ability to procure and maintain on commercially reasonable terms relationships with third parties to develop and maintain our website, network infrastructure, and transaction processing systems; and to manufacture, warehouse, and distribute our products;

o    product development;

o our ability to identify and pursue mediums through which we will be able to market our products;

o    our ability to attract customers to our website;

o    our ability to generate revenues through sales on our website; and

o our ability to manage growth by managing administrative overhead and distribution costs.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

We may be unable to protect the intellectual property rights that we have in the products we manufacture and distribute.

Lance Dean, our sole officer and director, developed the concepts behind the first line of six characters we intend to offer for sale on our website. Mr. Dean assigned any intellectual property rights that he may have had in that line of characters to us. While Mr. Dean did not believe that the line of characters infringed on the intellectual property rights of third parties, Mr. Dean did not take any steps such as copyright or trademark protection to protect his intellectual property rights in the line of characters, nor did he conduct any investigation to see if the line of characters infringed on the intellectual property rights of third parties. We have not conducted any investigation to see if the first line of characters infringes on the intellectual property rights of others. We have also not taken any further steps to protect our intellectual property rights in the first line of characters nor do we intend to do so until after we receive the proceeds from the offering and start our operations.

For future lines of characters, we will be dependent on concepts and other intellectual property developed by Mr. Dean and assigned by him to ToyZap.com. However, Mr. Dean is under no contractual obligation to ToyZap.com to continue to develop new lines of characters nor is he under any contractual obligation to assign his intellectual property rights in any new lines of characters to ToyZap.com. We do not intend to use any person other than Mr. Dean as a source of concepts for new lines of characters to offer for sale on our website. Consequently, there can be no assurances that we will be able to offer new lines of characters for sale on our website.

We intend to rely on a combination of copyright, trademark and trade secret protection and non-disclosure agreements with employees and third-party service providers to establish and protect the intellectual property rights that we have in the products we manufacture and distribute. There can be no assurance that our competitors will not independently develop products that are substantially equivalent or superior to ours. There also can be no assurance that the measures we adopt to protect our intellectual property rights will be adequate to do so. The ability of our competitors to develop products or other intellectual property rights equivalent or superior to ours or that our inability to enforce our intellectual property rights could have a material adverse affect our results of operation.

Though we do not believe that any of the products we agree to manufacture and distribute will infringe on the intellectual property rights of third parties in any material respect, there can be no assurance that third parties will not claim infringement by us with respect to the products we will manufacture and distribute. Any such claim, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us or at all, which could have a material adverse effect on our business, results of operations and financial condition.

Changing consumer preferences will require periodic product introduction.

As a result of changing consumer preferences, many toys (including plush and collectible toys) are successfully marketed for a limited period of time. There can be no assurance that any of our products or any of our product lines will continue to be popular for a period of time sufficient enough for us to clear our inventory or that new products and product lines we introduce will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for period of time sufficient enough for us to clear our inventory. Our success will be dependent upon our ability to develop new products and product lines. Our failure to introduce new products and product lines and to achieve and sustain market acceptance for such products and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

We may be subject to product liability claims for our products and are subject to federal regulation.

Products that we sell may expose us to potential liability from personal injury claims by end-users of such products. We are currently not involved in any legal proceedings and claims incident to the normal conduct of our business. We do not currently maintain product liability insurance coverage, but should we be contractually required to carry specified types and amounts of insurance, we hope to procure such insurance as required. However, there can be no assurance that we will be able to either procure or maintain such coverage or obtain additional coverage on acceptable terms, or that such insurance will provide adequate coverage against any potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects. We believe that the products we choose to market and sell will meet all applicable safety standards.

The United States Consumer Products Safety Commission ("CPSC") has the authority under certain federal laws and regulations to protect consumers from hazardous goods. The CPSC may exclude from the market goods it determines are hazardous, and may require a manufacturer to repurchase such goods under certain circumstances. Some state, local and foreign governments have similar laws and regulations. In the event that such laws or regulations change or we are found in the future to have violated any such law or regulation, the sale of the relevant product could be prohibited and we could be required to repurchase such products.

We face intense competition and our inability to successfully compete with our competitors will have a material adverse effect on our results of operation.

The toy industry and the plush and collectible toy segment of the toy industry are highly competitive. Our competition in the plush toy segment of the toy industry includes Ty, Inc., Russ Berrie and Company, Inc., and The Boyds Collection, Ltd. Many of our competitors have longer operating histories, greater brand recognition, broader product lines and greater financial resources and advertising budgets than we do. We intend to distribute our products exclusively through our website, www.toyzap.com. Our competitors may have more channels of distribution than we will have, including mass market online retailers such as eToys.com, Amazon.com, and ToysRUs.com, mail order catalogs, and brick and mortar retailers. In addition, the toy industry and the plush and collectible toy segment of the toy industry have certain barriers to entry. Competition is based primarily on the ability to design and develop new plush and collectible toys, procure licenses for popular characters and trademarks, and successfully market products. Many of our competitors offer similar products or alternatives to our products. We intend to rely solely on concepts and other intellectual property developed by Lance Dean, our sole officer and director. Our competitors will procure licenses for popular characters and trademarks that may be more appealing to the plush and collectible toy market then our characters and trademarks. Our retail products will compete with other products for the on-line retail market. There can be no assurance that we will procure an on-line retail market that will be available to support the products we will offer or allow us to seek expansion of our products and product lines. There can be no assurance that we will be able to compete effectively in this marketplace.

Intellectual property claims against us can be costly and could impair our business.

Other parties may assert infringement or unfair competition claims against us. We cannot predict whether third parties will assert claims of infringement against us, or whether any future assertions or prosecutions will harm our business. If we are forced to defend against any such claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product shipment delays. As a result of such a dispute, we may have to develop non-infringing technology or enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all. If there is a successful claim of product infringement against us and we are unable to develop non-infringing technology or license the infringed or similar technology on a timely basis, it could impair our business.

If we do not attract customers to our website on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract retail customers of plush and collectible toys to our website on cost-effective terms. Our strategy to attract customers to our website, which has not been formalized or implemented, includes viral marketing, the practice of generating "buzz" among Internet users in our products through the developing and maintaining weblogs or "blogs", online journals that are updated frequently and available to the public, postings on online communities such as Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth; search engine optimization, marketing our website via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with website providers to increase our access to Internet consumers. We expect to rely on viral marketing as the primary source of traffic to our website, with search engine optimization and affiliate marketing as secondary sources. Our marketing strategy may not be enough to attract sufficient traffic to our website. If we are unsuccessful at attracting a sufficient amount of traffic to our website, our ability to get customers and our financial condition will be harmed.

To date we do not have any customers. We cannot guarantee that we will ever have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

We will be dependent on third parties to develop and maintain our website, network infrastructure, and transaction processing systems; design (based on concepts developed by our sole officer and director) and manufacture of the products we will offer for sale on our website; and fulfill a number of customer service and other retail functions. If such parties are unwilling or unable to continue providing these services, our business could be severely harmed.

We will rely on third parties to develop and maintain our website, network infrastructure, and transaction processing systems; design (based on concepts developed by Lance Dean, our sole officer and director) manufacture the products we will offer for sale on our website; and conduct a number of traditional retail operations, including warehousing, preparing merchandise for shipment to individual customers, and timely distribution of purchased merchandise. To date we have not entered into any formal relationship with any third parties to provide these services. Our success will depend on our ability to build and maintain relationships with such third party service providers on commercially reasonable terms. If we are unable to build and maintain such relationships on commercially reasonable terms, we will have to suspend or cease operations. Even if we are able to build and maintain such relationships, if these parties are unable to deliver products on a timely basis, our customers could become dissatisfied and decline to make future purchases. If our customers become dissatisfied with the services provided by these third parties, our reputation and the ToyZap.com brand could suffer.

We will depend on third-party delivery services to deliver our products to our customers on a timely and consistent basis.

We will rely on multiple third parties for the shipment of our products. We will not have a written long-term agreement with any of these third parties, and as a result, we cannot be sure that these relationships will continue on terms favorable to us, if at all. Unexpected increases in shipping costs or delivery times, particularly during the holiday season, could cause our customers to become dissatisfied and decline to make future purchases, harming our business, prospects, financial condition, and results of operations. If our relationships with these third parties are terminated or impaired or if these third parties are unable to deliver products for us, we would be required to use alternative carriers for the shipment of products to our customers. We may be unable to engage alternative carriers on a timely basis or upon terms favorable to us. Changing carriers would likely have a negative impact on our business, operating results and financial condition.

Our operating results will depend on our website, network infrastructure, and transaction processing systems. Capacity restraints or systems failures would harm our business, results of operations and financial condition.

We have not developed our website, network infrastructure, or transaction processing systems, and we intend to use the proceeds from this offering to do so as described in the "Use of Proceeds" section of this prospectus. We will have to suspend or cease operations if we are unable to develop our website, network infrastructure, and transaction processing systems.

If we are able to develop our website, network infrastructure, and transaction processing systems, any systems interruptions that result in the unavailability of our website or reduced performance of our transaction systems would reduce our transaction volume and the attractiveness of our services and would seriously harm our business, operating results, and financial condition. Our transaction processing systems and network infrastructure may be unable to accommodate increases in traffic to our website. We may be unable to project accurately the rate or timing of traffic increases or successfully upgrade our systems and infrastructure to accommodate future traffic levels on our website. In addition, we may be unable to upgrade or expand our transaction processing systems in an affective and timely manner or to integrate any newly developed or purchased functionality with our then existing systems. Any inability to do so may cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality and speed of order fulfillment or delays in reporting accurate financial information.

We are solely dependent upon the funds to be raised in this offering to initiate our operations, the proceeds of which may be insufficient to achieve revenues. If we need additional funds and can't raise them we will have to terminate our operations.

We have not started our business operations. We need the proceeds from this offering to start our operations. If $150,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year. If we need additional funds and can't raise the money, we will have to cease operations.

If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit the marketing of our website. The website is how we will generate revenue. Because we will be limiting our marketing activities, we may not be able to attract enough suppliers and customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from developing products and attracting customers and result in a lack of revenues that may cause us to suspend or cease operations.

Our sole officer and director, Lance Dean, will only be devoting limited time to our operations. Mr. Dean will be devoting approximately 30 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Because our sole officer and director does not have prior experience in online marketing, we may have to hire individuals or suspend or cease operations.

Because our sole officer and director does not have prior experience in online marketing, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Exchange Act of 1934, we may have to hire individuals which could result in an expense we are unable to pay.

Because our sole officer and director does not have prior experience in financial accounting and the preparation of reports under the Securities Act of 1934, we may have to hire additional experienced personnel to assist us with the preparation thereof. If we need the additional experienced personnel and we do not hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely and you could lose your investment.

Because we have only one officer and director who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission.

We are completely dependent on our sole officer and director to guide our initial operations, initiate our plan of operations, and provide financial support. If we lose his services we will have to cease operations.

Our success will depend entirely on the ability and resources of Mr. Dean, our sole officer and director. If we lose the services or financial support of Mr. Dean, we will cease operations. Presently, Mr. Dean is committed to providing his time and financial resources to us. However, Mr. Dean does engage in other activities and only devotes and will devote a limited amount of time to our operations.

                     Risks Relating to the Internet Industry

Our success is tied to the continued use of the Internet and the adequacy of the Internet infrastructure.

Our future revenues and profits, if any, substantially depend upon the continued widespread use of the Internet as an effective medium of business and communication.

Factors which could reduce the widespread use of the Internet include:

o    actual or perceived lack of security of information or privacy protection;

o possible disruptions, computer viruses or other damage to the Internet servers or to users' computers; and

o    excessive governmental regulation.

Customers may be unwilling to use the Internet to purchase goods.

Our future depends heavily upon the general public's willingness to use the Internet as a means to purchase goods. The demand for and acceptance of products sold over the Internet are highly uncertain, and most e-commerce businesses have a short track record. If consumers are unwilling to use the Internet to conduct business, our business may not develop profitably.

Our relationships with our customers may be adversely affected if the security measures that we use to protect their personal information, such as credit card numbers, are ineffective.

Any breach in our website security could expose us to a risk of loss or litigation and possible liability. We anticipate that we will rely on encryption and authentication technology licensed from third parties to provide secure transmission of confidential information. As a result of advances in computer capabilities, new discoveries in the field of cryptography or other developments, a compromise or breach of our security precautions may occur. A compromise in our proposed security could severely harm our business. A party who is able to circumvent our proposed security measures could misappropriate proprietary information, including customer credit card information, or cause interruptions in the operation of our website. We may be required to spend significant funds and other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. However, protection may not be available at a reasonable price, or at all. Concerns regarding the security of e-commerce and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions.

Because we will rely primarily on on-line credit card payment for our services, we will risk fraudulent credit card transactions; a failure to adequately control such transactions would harm our net sales and results of operations because we do not intend to carry insurance against this risk. We intend to utilize technology to help us detect the fraudulent use of credit card information. Nonetheless, we may suffer losses as a result of orders placed with fraudulent credit card data, even though the associated financial institution approved payment of the orders. Under current credit card practices, we will be liable for fraudulent credit card transactions because we do not intend to obtain a cardholder's signature. Because we have no operating history, we cannot predict our future levels of bad-debt expense.

If one or more states successfully assert that we should collect sales or other taxes on the sale of the merchandise that we offer for sale on our website, our business could be harmed.

We do not intend to collect sales or other similar taxes for physical shipments of goods into states other than Texas. One or more local, state or foreign jurisdictions may seek to impose sales tax collection obligations on us and other out-of-state companies that engage in online commerce. Our business could be adversely affected if one or more states or any foreign country successfully asserts that we should collect sales or other taxes on the sale of our merchandise.

Existing or future government regulation could harm our business.

We are subject to the same federal, state and local laws as other companies conducting business on the Internet. Today there are relatively few laws specifically directed towards conducting business on the Internet. However, due to the increasing popularity and use of the Internet, many laws and regulations relating to the Internet are being debated at the state and federal levels. These laws and regulations could cover issues such as user privacy, freedom of expression, pricing, fraud, quality of products and services, taxation, advertising, intellectual property rights and information security. Applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy could also harm our business. Current and future laws and regulations could harm our business, results of operation and financial condition.

Laws or regulations relating to privacy and data protection may adversely affect the growth of our Internet business or our marketing efforts.

We are subject to increasing regulation at the federal, state, and international levels relating to privacy and the use of personal user information. These data protection regulations and enforcement efforts may restrict our ability to collect demographic and personal information from users, which could be costly or harm our marketing efforts.

                         Risks Relating to this Offering

Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, you will lose your investment.

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription, which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

Because our sole officer and director who is also our sole promoter, will own 64% of the total outstanding common stock if the offering is fully subscribed, he will retain control of the company and be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

If we sell all 2,000,000 shares of common stock in this offering, Lance Dean will own 64% of the total outstanding common stock. As a result, after completion of this offering, Mr. Dean will be able to elect all of our directors and control our operations, which could decrease the price and marketability of the shares.

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

Because the Securities and Exchange Commission imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker or dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

NASD sales practice requirements may limit a stockholder's ability to buy and sell our stock.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

                                 USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. The table below sets fort the use of proceeds from this offering:

         Gross Proceeds                     $150,000
         Offering Expenses                  $ 15,000
         Net Proceeds                       $135,000

The net proceeds will be used as follows:

         Website development                $25,000
         Phones and equipment               $ 4,500
         Internet                           $ 3,500
         Office lease                       $ 9,600
         Product development                $ 9,400
         Inventory                          $27,500
         Marketing and advertising  $15,500
         Legal and accounting               $40,000


Total offering expenses of $15,000 to be paid from the proceeds of the offering are for Securities and Exchange Commission registration fees ($50), printing expenses ($1,250), audit and administrative fees and expenses ($2,500), blue sky fees and expenses ($700), legal fees and expenses ($10,000), and transfer agent fees ($500) connected with this offering. No other expenses of the offering will be paid from proceeds.

Upon completion of the offering, we intend to immediately initiate the development of our website, www.toyzap.com. We intend to hire an outside web designer to assist us in designing and building our website and retaining a third party service provider to build and maintain our network infrastructure and transaction processing system. We believe that it will take two to three months to create a workable website, network infrastructure, and transaction processing system.

We intend to establish a new executive office. This will include rent for physical office space, phones, internet access costs, computer equipment, and other office equipment. We estimate that the cost for phones and equipment and internet access costs to be $4,500 and $3,500, respectively, during the next 12 months, and rent for our new executive office to be $9,600 during the next 12 months (or $800 per month).

We intend to begin product development and building inventory. Product development will include negotiating agreements on commercially reasonable terms with third parties to continue the development of the first line of six characters we will offer for sale on our website, including artist renderings, design, and prototypes, and will also include securing our intellectual property rights in that first line of characters, including investing whether or not the first line of six characters infringes on the intellectual property rights of others and obtaining copyright and trademark protection, if available. Building inventory will include negotiating agreements on commercially reasonable terms with third parties to manufacture the products to be offered for sale on our website and to conduct a number of traditional retail operations, including warehousing, preparing merchandise for shipment to individual customers, and timely distribution of purchased products. To date we have not entered into any formal relationship with any third parties to provide these services. We estimate product development and inventory costs to be $9,400 and $27,500, respectively, during the next 12 months.

Marketing and advertising will be focused on attracting retail customers of plush and collectible toys to our website. Our strategy to attract customers to our website, which has not been formalized or implemented, includes viral marketing, through developing and maintaining blogs, postings on online communities such as Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth; search engine optimization, which would involve marketing our website via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with other website providers to increase our exposure to Internet users. We intend to rely on viral marketing as the primary source of traffic to our website, with search engine optimization and affiliate marketing as secondary sources. The cost of developing the marketing and advertising campaign is estimated to be $15,500, of which $5,500 will be used for viral marketing and $10,000 will be used for search engine optimization and affiliate marketing.

We estimate that our legal, auditing, and accounting fees to be $40,000 during the next 12 months.

The proceeds from the offering will allow us to operate for 12 months. Lance Dean, our sole officer and director, determined that the finds would last 12 months, including but not limited to filing reports with the Securities and Exchange Commission as well as business activities contemplated by our business plan.

                         DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise $150,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:


o    our lack of operating history;

o    the proceeds to be raised by the offering;

o the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders, and

o    our relative cash requirements.


                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution  represents  the  difference  between  the  offering  price and the net tangible book value per share immediately after completion of this offering. Net
tangible  book  value  is  the  amount  that  results  from  subtracting   total
liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary  determination of the offering price of the shares being offered.  Dilution  of the value of the shares you  purchase is also a result of the lower book value of the shares held by our existing shareholders.

As of June 30, 2007, the net tangible book value of our shares of common stock was a deficit of $(8,000) or approximately $(0.001) per share based upon 8,000,000 shares outstanding.

Upon completion of this offering, the net tangible book value of the 10,000,000 shares to be outstanding, will be $127,000 or approximately $0.0127 per share.
The net tangible book value of the shares held by our existing shareholders will be increased by $0.0128 per share without any additional investment on their part. You will incur an immediate dilution of $0.0623 per share to $0.0127 per share.

After  completion  of this  offering,  purchasers  of  shares in  offering  will
collectively  own   approximately  20%  of  the  total  number  of  shares  then outstanding  shares for which the purchasers will have made cash  investments in the aggregate of $150,000,  or $0.075 per share. Our existing  shareholders will own approximately 80% of the total number of shares then outstanding,  for which they will have made contributions of $8,000 in services, or approximately $0.001 per share.

The following table compares the differences of your investment in our shares with the investment of our existing shareholders.

Existing shareholders if all of the shares are sold:

Price per share                                                        $      0.001
Net tangible book value per share before offering                      $     (8,000)
Net tangible book value per share after offering                       $     0.0127
Increase to present shareholders in net tangible book value
   per share after offering                                            $     0.0128
Capital contributions                                                  $      8,000
Number of shares outstanding before the offering                          8,000,000
Number of shares after offering held by existing shareholders            10,000,000
Percentage of ownership after offering assuming maximum number
   of shares are sold.                                                           80%



                                       13


Purchasers of shares in this offering if all of the shares are sold:

Price per share                                                        $      0.075
Dilution per share                                                     $     0.0623
Capital contributions                                                  $    150,000
Number of shares after offering held by public investors                  2,000,000
Percentage of ownership after offering                                           20%


                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering 2,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.075 per share. Funds from this offering will be placed in a separate bank account at Bank of America, N.A. Its telephone number is (972) 745-6608. The funds will be maintained in the separate bank until we receive $150,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. If we have not sold 2,000,000 shares and raised $150,000 within 180 days of the effective date of our registration statement, plus 90 additional days if we choose to extend the offering, all funds will be promptly returned to you without a deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. During the 180-day period and possible additional 90-day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise $150,000 within the 180-day period referred to above which could be expanded by an additional 90 days at our discretion for a total of 270 days. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 180 days, 270 days if extended. Collected funds are deemed funds that have been paid by the drawee bank. Lance Dean, our sole officer and director, will make the determination regarding whether the offering conditions are satisfied. There are no finders involved in our distribution.

Our sole officer and director will not purchase shares in this offering.

We will sell the shares in this offering through Lance Dean, our sole officer and director. He will not receive any commission from the sale of any shares. He will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

          1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation; and,

          2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and,

          3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

          4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C) do not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on Paragraphs
     (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1.

Mr. Dean is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our sole officer and director at the end of the offering and has not been during the last 12 months and is currently not a broker/dealer or associated with a broker/dealer. He has not during the last 12 months and will not in the next 12 months offer or sell securities for another corporation.

We intend to distribute the prospectus to friends, relatives, and business associates of Mr. Dean. Mr. Dean will not purchase any shares in this offering and there will be no offers or sales to affiliates of Mr. Dean. Further, the shares will not be offered through any media or through investment meetings. Mr. Dean will personally contact a potential investor. The only means of communication will be verbal, by telephone or personal contact. The only document to be delivered in connection with the offering will be this prospectus. No communications or prospectus will be delivered prior to the effective date of our registration statement.

We intend to sell our shares in the states of New York, New Jersey, Tennessee, Florida, Texas, Nevada, and Minnesota. Prior to selling our shares in the foregoing jurisdictions, we will file applications for the sale thereof with the respective securities administrations of those jurisdictions. We have not filed any applications for registration with any states and we do not intend to do so until we have been advised by the Securities and Exchange Commission that it has no further comments regarding our public offering.

A separate bank account will be opened at Bank of America, N.A. The subscription price will be deposited into the account. Payment will be made by check or bank wire. All fees related to the account will be paid by Mr. Dean.

                        Section 15(g) of the Exchange Act

Our shares are "penny stocks" covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

The NASD has adopted rules that require that in recommending an investment to a customer, a broker/dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Again, the foregoing rules apply to broker/dealers. They do not apply to us in any manner whatsoever. Since our shares are covered by Section 15(g) of the Exchange Act, which imposes additional sales practice requirements on broker/dealers, many broker/dealers may not want to make a market in our shares or conduct any transactions in our shares. As such, your ability to dispose of your shares may be adversely affected.

                       Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 270 days.

                           Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

          1. execute and deliver a subscription agreement; and

          2. deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to ToyZap.com and sent to ToyZap.com, 629 Deforest Road, Coppell, Texas 75019.

                          Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                       Separate Account for Subscriptions

Subscriptions will be placed in a separate bank account at Bank of America N.A., until we have received $150,000. Upon receipt of $150,000, we will withdraw and use the funds. If we do not receive the $150,000 within 180 days of the effective date of this offering, 90 additional days if extended, or a total of 270 days, all subscriptions received by it will be promptly returned to each investor without interest or deduction therefrom.

                                    BUSINESS

                                 Our Background

ToyZap.com, Inc. was incorporated pursuant to the laws of the State of Texas on May 30, 2006.


                                  Our Business

We are a development stage company. We intend to market and sell lines of plush and collectible toys to retail customers over the Internet on our website, www.toyzap.com. Our principle business activities will be: developing lines of plush and collectible toys; creating and updating our website where customers can review and ultimately purchase our products; and promoting, marketing, and selling our products over the Internet.

We are a company without revenues or operations, we have minimal assets, and have incurred losses since inception.

                              Products and Services

We intend on developing and retailing lines of branded plush and collectible toys. The toys we will be offering for sale on our website are intended to be treasured collectibles and safe entertainment for children. Our products will be offered in various series. After the conclusion of one series, additional "characters" will be added. We intend to limit the production of certain characters. The actual production amount of a certain character will not be disclosed at the time it is introduced on our website. We think that this will create an atmosphere that encourages customers to visit our website frequently and purchase products before inventory runs out.

Our sole officer and director, Lance Dean, developed the concepts behind the first line of six characters we intend to develop and retail called "WebPeeps". Mr. Dean assigned any intellectual property rights that he might have had in that first line of six characters to ToyZap.com. For future lines of characters, we intend to rely on concepts and other intellectual property developed by Mr. Dean and assigned to ToyZap.com.

We intend to negotiate agreements with third parties to continue the development of the first line of characters and any future lines of characters, including artist renderings, design, and prototypes. We also intend to enter into agreements with third parties to manufacture our products and to conduct a number of traditional retail operations, including warehousing, preparing merchandise for shipment to individual customers, and timely distribution of purchased products. As of the date of this prospectus. we have not entered into any such agreements nor have we identified any third party service providers.

                                   Our Website

We intend to develop an easy-to-use website to market and retail our products. The website will directly correlate to the story and marketing of each line of "Webpeeps". Each individual character will be featured on the website to detail the character's story, background and persona. In addition to being an informative link to the character and product, the website will contain a shopping cart feature for direct purchase of products from the limited character lines. The website serves as both a source to purchase the products and enlighten the consumer with extended information and histories of each character. Consumers may navigate the site via user-friendly menu options to direct their visit to a character page, the online catalog to purchase character products or company information sections such as customer service, investor relations, frequently asked questions and contact information.

                    Our Target Markets and Marketing Strategy

We believe that our primary target market will consist of individuals and collectors of plush toys. We anticipate that we will market and promote our website on the Internet. Our marketing strategy is to promote our products and attract individuals and collectors to our website. Our marketing initiatives are merely proposals and, thus, have not yet been commenced. We anticipate that our marketing initiatives will include:

     o utilizing viral marketing, the practice of getting consumers to refer friends to the site through e-mail or word of mouth. ToyZap.com will aggressively trigger viral marketing through strategic campaigns which may include posting on blogs and online communities such as Yahoo!(R) Groups, contests, implementation of features on our website which encourage users to generate an email to a friend, or give-aways tied to a viral process. Other viral techniques under consideration include creating short comedy videos that people can view on our website or on amateur websites such as YouTube.com and e-mail to others to watch, and branded "fun" interactive online applications on our website.

     o developing a search engine marketing or "SEM" campaign. SEM is the process of marketing a website via search engines, by purchasing sponsored placement in search results. For example, a user might go to Google and put in the term "plush toys" or "collectible toys" - our strategic purchasing of these keyword search terms will cause our ad to come up. It might read "Find collectible plush toys at ToyZap.com" and when clicked, it will take the user to our site.

     o entering into affiliate marketing relationships with website providers to increase our access to Internet consumers. Affiliate marketing means that we would place a link to our website or a banner advertisement on the websites of other companies in exchange for placing their link or banner advertisement on our website. Such marketing increases access to users, because the users of other websites may visit our website as a result of those links or banner advertisements.

We expect to rely on viral marketing as our primary marketing strategy, with SEM and affiliate marketing as secondary marketing strategies.

                                 Growth Strategy

Our objective is to become a recognized Internet provider of in demand and appropriately priced products. Our strategy is to provide our customers with exceptional personal service and products that will be treasured collectibles and safe entertainment. As noted above, however, our marketing proposals are, at this point, merely proposals and have not yet been commenced.

Key elements of our strategy include plans to:

     o negotiate agreements with third-party designers, manufacturers and distributors for our products;

     o    continue to expand our website;

     o increase the number of Internet users to our website through viral marketing, SEM, and affiliate marketing campaigns; and

     o    continue  to  develop  new  products   based  on  concepts  and  other
          intellectual property developed by our sole officer and director, Lance Dean, and assigned to ToyZap.com.

                                 Our Competition

See the Risk Factors section of this prospectus for a discussion on the competition we currently face or may face in the future.

                               Proprietary Rights

See the Risk Factors section of this prospectus for a discussion on the intellectual property issues we face in our business.

                          Our Research and Development

We are not currently conducting any research and development activities. For all lines of characters we will offer for sale on our website, we intend to rely on concepts and other intellectual property developed by Lance Dean, our sole officer and director. Mr. Dean is under no contractual obligation to the Company to continue to develop new lines of characters nor is he under any contractual obligation to assign his rights in any new lines of characters to the Company. We do not intend to use any other person other than Mr. Dean as a source for new lines of characters to offer for sale on our website. We intend to rely on third party service providers to continue the development of concepts developed by Mr. Dean and assigned to ToyZap.com.

                              Government Regulation

See the Risk Factors section of this prospectus for a discussion relevant government regulation and the legal uncertainties related to our business activities.

                                    Employees

As of September 1, 2007, we have no employees other than our sole officer and director. We anticipate that we will not hire any employees in the next twelve months, unless we generate significant revenues. We believe our future success depends in large part upon the continued service of our sole officer and director, Lance Dean.

                                   Facilities

Our executive, administrative and operating offices are located at 629 Deforest Road, Coppell, Texas 75019. This is also the home residence of our sole officer and director, Lance Dean. Mr. Dean makes this space available to the company free of charge. There is no written agreement documenting this arrangement. We intend to lease office space for a new executive, administrative, and operating office. We estimate that the cost will be $800 per month. As of the date of this prospectus, we have not entered into any lease agreement nor have we identified any third party service providers.

We have no policies with respect to investments in real estate or interests in real estate, real estate mortgages, or securities of or interests in persons primarily engaged in real estate activities.


            MANAGEMENT'S DISCUSSION AND ANAYLSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage company and have not started operations or generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next 12 months. Our auditor's opinion is based on our suffering initial losses, having no operations, and having a working capital deficiency. The opinion results from the fact that we have not generated any revenues and no revenues are anticipated until we complete the development of our website, network infrastructure, and transaction processing systems; complete our initial product development; secure third parties to manufacture the products to be offered for sale on our website and to conduct a number of traditional retail operations, including warehousing, preparing merchandise for shipment to individual customers, and timely distribution of purchased products; build or inventory; and begin to sell toys to our target market over the Internet. We believe the technical aspects of our website, network infrastructure, and transaction processing systems will be sufficiently developed to use for our operations and we will have a sufficient inventory of products 120 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. The money we raise in this offering will last 12 months.

We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, he will be responsible for the administration of the controls. Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the Securities and Exchange Commission which ultimately could cause you to lose your investment.

                                Plan of Operation

Assuming we raise $150,000 in this offering, we believe we can satisfy our cash requirements during the next 12 months.

Upon completion of our public offering, our specific goal is to profitably develop plush and collectible toys and to sell such toys to retail customers over the Internet on our website, toyzap.com. We intend to accomplish the foregoing through the following milestones:

          1. Complete our public offering. We believe this could take up to 180 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

          2. After completing the offering, we will immediately hire an outside web designer to begin development of our website and begin negotiations with service providers to develop our network infrastructure and transaction processing systems. The negotiation of service providers and the development and maintenance of the website, network infrastructure and transaction processing systems will be ongoing during the life of our operations. Developing a workable version of our website will take approximately three months, and developing workable versions of our network infrastructure and transaction processing systems will take approximately six months. A detailed breakdown of the costs of developing our website, network infrastructure and transaction processing systems is set forth in the Use of Proceeds section of this prospectus.

          3. Once we have completed the offering, we will also begin to establish our new office and acquire the equipment we will need to begin operations. Establishing our offices will take approximately 30 days. We do not intend to hire employees. We believe that it will cost $9,600 to establish our new office. Our sole officer and director will handle our administrative duties. A detailed breakdown of the cost of establishing our office and operating our office for 12 months is set forth in the Use of Proceeds section of this prospectus.

          4. After completing the offering, we will also begin product development and building inventory. We acquired the rights to the first line of six characters we intend to offer for sale on our website from Lance Dean, our sole officer and director. Throughout the life of our operations, we will continue to develop new characters based on concepts and other intellectual property developed by Mr. Dean. We intend to rely on third party service providers to develop and manufacture our products and to conduct a number of traditional retail operations, including warehousing, preparing merchandise for shipment to individual customers, and timely distribution of purchased products. To date we have not entered into any formal relationship with any third parties to provide these services, and we intend to start the process following completion of the offering. Completing product development on the first line of six characters we intend to offer for sale on our website and building inventory will take 90 to 120 days, and we believe that this will cost a minimum of $36,900. Product development and building inventory are ongoing matters that will continue during the life of our operations. A detailed breakdown of product development and building inventory costs for 12 months is set forth in the Use of Proceeds section of this prospectus.

          5. Approximately 90 days after we complete our public offering, we intend to promote our website primarily through viral marketing, such as blogs, postings on online communities such as Yahoo!(R) Groups and amateur websites such as YouTube.com, and other methods of getting Internet users to refer others to our website by e-mail or word of mouth. We also intend to use search engine optimization, the marketing of our website via search engines by purchasing sponsored placement in search result, and to enter into affiliate marketing relationships with website providers to increase our access to Internet consumers. We believe that it will cost a minimum of $15,500 for our marketing campaign. Marketing is an on-going matter that will continue during the life of our operations. A detailed breakdown of marketing costs for 12 months is set forth in the Use of Proceeds section of this prospectus.

          6. Approximately six to nine months after we complete our public offering, we believe that we will be able to begin selling plush and collectible toys on our website.

Until our website is fully operational, our network infrastructure and transaction processing systems are in place and we have a sufficient inventory of plush and collectible toys to offer for sale on our website, we will not be able to sell our products. We believe that we will have to spend approximately $69,900 in order to ensure that our website is fully operational, our network infrastructure and transaction processing systems are in place, and we have a sufficient inventory of plush and collectible toys to offer for sale on our website. If we are unable to negotiate suitable terms with service providers to develop and manufacture our products and to conduct a number of traditional retail operations, including warehousing, preparing merchandise for shipment to individual customers, and timely distribution of purchased products, and to attract customers to our website, we may have to suspend or cease operations.

If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

             Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

To become profitable and competitive, we have to develop our website, network infrastructure, and transaction processing systems; complete our initial product development; secure third parties to manufacture the products to be offered for sale on our website and to conduct a number of traditional retail operations, including warehousing, preparing merchandise for shipment to individual customers, and timely distribution of purchased products; build or inventory; and begin to sell toys to our target market over the Internet. We are seeking equity financing to provide for the capital required to implement our operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

                              Results of Operations

From Inception on May 30, 2006 to June 30, 2007

During the period we incorporated the company, hired the attorney, and hired the auditor for the preparation of this registration statement. We have prepared an internal business plan. We have reserved the domain name "www.toyzap.com." Our loss since inception is $8,000, which is the value of the 8,000,000 shares of our common stock issued for services. Subsequent to June 30, 2007, we incurred

$12,500 of additional expenses of which $10,000 is for legal fees, $2,500 for audit fees, and $0 for filing fees and general office costs. We have not initiated items 2, 3, 4, 5, and 6 of our milestones previously described and will not do so until we have completed this offering. Specifically, with reference to item 3 we have not established an office nor acquired any equipment. With reference to items 2 and 4, we have not secured a web designer or any service providers to develop our network infrastructure and transaction processing systems; manufacture the products to be offered for sale on our website, and conduct a number of traditional retail operations, including warehousing, preparing merchandise for shipment to individual customers, and timely distribution of purchased products. With reference to item 4, while we do own the rights to manufacture the first line of characters we intend to offer for sale on our website, we have not begun product development or building inventory. With reference to item 5, we have not commenced any promotion, marketing, or advertising. With reference to item 6, we have not made any sales.

Since inception, we sold 5,280,000 shares of common stock to our sole officer and director for $5,280 in services, and 2,720,000 shares of common stock to our attorney in exchange for legal services.

                         Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from this offering. If we raise $150,000 in this offering, we will implement the plan of operation described above. We cannot guarantee that once we begin operations we will stay in business. If we are unable to successfully produce plush and collectible toys and attract customers to our website, we may quickly use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

Our sole officer and director is willing to commit to loan us money for our operations until this offering has been completed or until the offering period has expired. There are no documents setting forth this agreement. We will not be using any of the proceeds of the offering to repay money advanced to us by Mr. Dean.

Pursuant thereto, if no funds are raised in our offering then Mr. Dean has agreed not to seek repayment of expenses he has paid on our behalf and we will not be liable to Mr. Dean or any other party for payment of expenses undertaken by Mr. Dean on our behalf. If we do not raise $150,000 in this offering, we will not be able to satisfy our cash requirements and will immediately go out of business.

If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year. Other than as described in this paragraph, we have no other financing plans.

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 8,000,000 shares of common stock pursuant to the exemption from registration contained in section 4(2) of the Securities Act of 1933. This was accounted for as a sale of common stock.

As of September 1, 2007, our total assets were $15,100 and our total liabilities were $27,600 comprised of $15,100 owed to Lance Dean, our sole director and officer, $0 to open a bank account, $2,500 for audit fees, and $10,000 of accounts payable for filing and general office costs. As of September 1, 2007, we had cash of $15,100. Lance Dean, our sole officer and director, is willing to loan us the money needed to fund operations until this offering has been completed. Operations include but are not limited to filing reports with the Securities and Exchange Commission as well as the business activities contemplated by our business plan. Our current liabilities to Mr. Dean do not have to be paid at this time, but will be repaid from the proceeds of this offering. Our related party liabilities consist of money advanced by our sole officer and director. Upon effectiveness of this registration statement by the Securities and Exchange Commission, we will owe $10,000 to our attorney for services related to this registration statement.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 1, 2007 regarding the number of shares of common stock of ToyZap.com beneficially owned, before and after giving effect to the sale of the shares of common stock offered, by our directors and named executive officers, our directors and named executive officers as a group, and persons owning 5% or more of ToyZap.com's stock.

   Name and Address of Beneficial       Number of Shares Before the Offering/    Number of Shares After the Offering/
             Owner(1)(2)                          Percent of Class                        Percent of Class
-------------------------------------- --------------------------------------- ---------------------------------------

Lance Dean                                        5,280,000/66%                           5,280,000/53%
   629 Deforest Road
   Coppell, Texas 75019
Balestri & Associates                             2,720,000/34%                           2,720,000/27%
   2651 North Harwood
   Suite 200
   Dallas, Texas 75201


(1) All directors, named executive officers, and persons owning 5% our more of ToyZap.com's stock have sole voting and investment power with respect to the shares listed.

(2) No director, named executive officer, or persons owning 5% our more of ToyZap.com's stock has any rights to acquire any shares from options, warrants, rights, conversion privileges or similar obligations.

There are no arrangements currently in place which may result in a change of control of ToyZap.com.


                                   MANAGEMENT

                             Officers and Directors

The name, address, age, and positions of our present sole officer and director is set forth below:

Name and Address           Age       Position(s)
-------------------------- --------- -------------------------------------------

Lance Dean                 43        President,  Chief  Executive  Officer,
   629 Deforest Road                 Chief  Financial  Officer,
   Coppell, Texas 75019              Secretary and sole Director

Our sole director will serve until is successor is elected and qualified, or until the earlier of his death, resignation or removal from office. Our sole officer was elected by the board of directors for a one year term, and will serve until his successor is duly elected and qualified, or until the earlier of his death, resignation or removal from office. The board of directors has no nominating, auditing, or compensation committees.

                   Background of Our Sole Officer and Director

Lance Dean--President,   Chief  Executive   Officer,   Chief  Financial  Officer
            Secretary, and sole director.

Lance Dean, age 43, is President, Chief Executive Officer, Chief Financial Officer, Secretary and sole Director of Toyzap.com, Inc. and has held these positions since May 30, 2006. Mr. Dean is currently the President of Fallon Products, Inc. a Texas corporation that creates, markets, and develops new products for various industries. Mr. Dean developed and was granted multiple patents for products marketed under the Fallon Products brand. These proprietary products have grossed over $5 million in sales and licensing fees for the company since its inception in 2001. Most recently, Mr. Dean developed a solar light security sign named LiteWatch (patent-pending) and sold the product in an asset purchase agreement with Advance Bridging Technologies, better known for its affiliation with Norteck Holding Companies. From 1996 to 2007, Mr. Dean was the national account manager for Honeywell International in Syosset, NY. Honeywell International is a diversified technology and manufacturing leader, serving customers worldwide with control technologies for buildings, homes, and industry, automotive products, turbochargers and specialty materials. Mr. Dean supervised and managed top industry accounts for Honeywell Security and Custom Electronics divisions while negotiating and converting national accounts to the Honeywell product line. Mr. Dean achieved the 2006 Top Sales Growth with 40% of sales and in 2005 accomplished $140 million in sales and 40% in growth. In addition, Mr. Dean is a multi-year recipient of Honeywell's National Salesman of the Year, Sales Achievement Award (National Accounts), member of the Presidents Club and was awarded the 2005 Global Salesperson of the Year. Mr. Dean is a Sig Sigma with a Green Belt certification. Prior to his tenure with Honeywell, Mr. Dean was the Top Independent Sales Representative for U.S. Foam Corp., a manufacturer of toys and sporting good items where he launched and managed sales of new products for national accounts including Wal-Mart, Target, CVS Drugstores, and other prominent national retailers and distributors.

Mr. Dean devotes approximately 30 hours per week to our operations and will devote additional time as required. Mr. Dean is not an officer or director of any other reporting company.

Audit Committee Financial Expert

We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mr. Dean devotes approximately 30 hours per week to Toyzap.com. The only conflict that exists is Mr. Dean's devotion of time to other projects. Mr. Dean's current work interests, noted above, are not competitors of the Company since the purpose of these other businesses is not to offer toys for sale to retail customers. In particular, Fallon Products does not create, market, or develop toys.


                             EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from inception on May 30, 2007 through September 1, 2007, to our sole officer and director. The information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.


                           Summary Compensation Table

                                                                                   Long Term Compensation
                                       Annual Compensation                        Awards           Payouts
   Name and Principle      Years    Salary    Bonus      Other Annual    Restricted   Securities    LTIP       Other Annual
        Position                      ($)       ($)      Compensation    Stock        Underlying   Payouts     Compensation
                                                              ($)        Awards ($)    Options/       ($)           ($)
                                                                                       SARs (#)
------------------------- --------- --------- --------- ---------------- ----------- ------------- ---------- ----------------

Lance Dean   President,   2006             0         0                0           0             0          0                0
  Secretary, Treasurer,   2005             0         0                0           0             0          0                0
  and Director            2004             0         0                0           0             0          0                0

The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our sole officer and director other than as described herein.

                              Employment Agreements

We have not entered into an employment agreement with our sole officer and director. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

                         Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

                            Compensation of Directors

Our sole director does not receive any compensation for serving as a member of the board of directors.

                                 Indemnification

Under our Certificate of Formation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Texas.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Texas law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

There are currently 8,000,000 shares of common stock outstanding, all of which are restricted securities that may be sold under Rule 144 of the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act. We have not agreed to register these shares. Under Rule 144, the shares may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Rule 144 provides that a person may not sell more than 1% of the total outstanding shares in any three-month period and the sales must be sold in a brokers' transaction or in a transaction directly with a market maker.

The number of holders of record of shares of our common stock is two. On May 30, 2006, Lance Dean, our sole officer and director, received 5,280,000 shares of common stock, and Balestri & Associates received 2,720,000 shares of common stock, all of which are restricted securities. Accordingly, if 2,000,000 shares are sold in this offering, after May 30, 2007, Mr. Dean and Balestri & Associates can sell up to 100,000 shares each every 90 days. Sales by Mr. Dean or Balestri & Associates could have a depressive effect on the market price of our shares of common stock should a market develop of which there is not assurance.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our board of directors.


                            DESCRIPTION OF SECURITIES

                                  Common Stock

ToyZap.com, Inc. is authorized to issue 200,000,000 shares of common stock, par value $0.001 per share. Holders of common stock are entitled to one vote per share and to receive dividends or other distributions when and if declared by the Board of Directors. As of September 1, 2007, there were 8,000,000 shares of common stock outstanding held by two shareholders of record.

Our common stock does not have preemptive rights, meaning that our common shareholders' ownership interest would be diluted if additional shares of common stock are subsequently issued and the existing shareholders are not granted the right, in the discretion of the Board of Directors, to maintain their percentage ownership interest in ToyZap.com. This lack of protection from dilution to minority shareholders could allow our Board of Directors to issue additional shares of our common stock to persons friendly with our existing management, thus preventing any change in control of ToyZap.com.

Upon any liquidation, dissolution or winding-up of ToyZap.com, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of the common stock. The holders of the common stock have no right to require us to redeem or purchase their shares.

The holders of common stock are entitled to share equally in dividends, if and when declared by our Board of Directors, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which may be issued.

                              No Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock offered, present stockholders will own approximately 98% of our outstanding shares.

                                 Preferred Stock

ToyZap.com is authorized to issue 1,000,000 shares of preferred stock, $0.001 par value per share. We have no preferred shares issued and outstanding. However, the Board of Directors may later determine to issue our preferred stock. If issued, the preferred stock may be created and issued in one or more series and with such designations, rights, preferences and restrictions as shall be stated and expressed in the resolution(s) providing for the creation and issuance of such preferred stock. If preferred stock is issued and we are subsequently liquidated or dissolved, the preferred stockholders would have preferential rights to receive a liquidating distribution for their shares prior to any distribution to common shareholders.

Although we have no present intent to do so, we could issue shares of preferred stock with such terms and privileges that a third party acquisition of ToyZap.com could be difficult or impossible, thus entrenching our existing management in control of ToyZap.com indefinitely.

                                 Dividend Policy

To date, we have not paid any dividends. The payment of dividends, if any, on our common stock in the future is within the sole discretion of our Board of Directors and will depend upon our earnings, capital requirements, financial condition, and other relevant factors. Our sole director, Mr. Dean, does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

                                 Transfer Agent

We will use Securities Transfer Corporation located at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034 as our transfer agent.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No "expert," as that term is defined in Item 509 of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to filing this Registration Statement. Our "counsel," as that term is defined in Item 509 of Regulation S-B, Balestri & Associates, received 2,720,000 shares of our common stock in exchange for legal services rendered in connection with the offering.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 30, 2006, we issued 5,280,000 shares of restricted common stock to Lance Dean, our sole officer and director, in consideration of services valued at $5,280. Balestri & Associates has acted as our legal counsel in connection with this offering. In exchange for legal services, Balestri & Associates will receive $10,000 in cash and 2,720,000 shares of our common stock. The shares held by Mr. Dean and Balestri & Associates represent 66% and 34%, respectively, of our issued and outstanding shares. This represents the complete interests of our current shareholders prior to any further issuance of stock under this registration statement.

Mr. Dean has advanced funds to us for our legal, audit, filing fees, general office administration, and cash needs. As of September 1, 2007, Mr. Dean has advanced us $15,100 for our benefit. Mr. Dean will not be repaid from the proceeds of this offering and will only be repaid if and when ToyZap.com has a positive cash flow. There is no due date for the repayment of funds advanced by Mr. Dean. The obligation to Mr. Dean does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Dean or the repayment of the funds to Mr. Dean. The entire transaction was oral.

Our executive, administrative and operating offices are located at Mr. Dean's home residence. Mr. Dean provides space for the company's operations free of charge. There is not written agreement evidencing this arrangement.


                                LEGAL PROCEEDINGS

We are not party to any pending litigation and none is contemplated or threatened.


               DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICTION
                          FOR SECURITES ACT LIABILITIES

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Texas laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     EXPERTS

Our financial statements for the period from inception to June 30, 2007, included in this prospectus, have been audited by Moore & Associates, Chartered, telephone (702) 253-7499, as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

Balestri & Associates, 2651 North Harwood, Suite 200, Dallas, Texas 75201, telephone (214) 981-9080, has acted as our legal counsel.

                                TOYZAP.COM, INC.

                              FINANCIAL STATEMENTS

                       June 30, 2007 and December 31, 2006

                                 C O N T E N T S



Independent Registered Public Accounting Firm................................F-3

Balance Sheets...............................................................F-4

Statements of Operations.....................................................F-5

Statements of Stockholders' Equity...........................................F-6

Statements of Cash Flows.....................................................F-7

Notes to the Financial Statements............................................F-8

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Toyzap.com, Inc.
(A Development Stage Company)
Coppell, Texas

We have audited the accompanying balance sheets of Toyzap.com, Inc as of June 30, 2007 and December 31, 2006 and the related statements of operations, stockholders' equity and cash flows for the six months ended June 30, 2007 and from inception on May 30, 2006 through December 31, 2006 and June 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Toyzap.com, Inc. as of June 30, 2007 and the results of its operations and its cash flows for the six months ended June 30, 2007 and from inception on May 30, 2006 through December 31, 2006 and June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the consolidated financial statements, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. Management's plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Moore & Associates Chartered
-------------------------------------

Moore & Associates Chartered
Las Vegas, Nevada
August 14, 2007


2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
(702) 253-7511 Fax (702) 253-7501


                                TOYZAP.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                            June 30,       December 31,
                                                              2007            2006
                                                            --------        --------

                                     ASSETS

CURRENT ASSETS

     Cash in bank                                           $ 15,100        $   --
                                                            --------        --------


TOTAL CURRENT ASSETS                                          15,100            --
                                                            --------        --------


TOTAL ASSETS                                                $ 15,100        $   --
                                                            ========        ========

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

     Advances from related parties                          $ 15,100        $   --
                                                            --------        --------


TOTAL CURRENT LIABILITIES                                     15,100            --


LONG-TERM DEBT                                                  --              --
                                                            --------        --------


TOTAL LIABILITIES                                             15,100            --
                                                            --------        --------

STOCKHOLDERS' EQUITY
     Preferred stock: $0.001 par value;
     1,000,000 shares authorized, no

     shares issued and outstanding                              --              --
     Common stock: $0.001 par value;
     200,000,000 shares authorized, 8,000,000

     shares issued and outstanding                             8,000           8,000

     Additional paid in capital                                 --              --

     Accumulated deficit                                      (8,000) )       (8,000)
                                                            --------        --------


TOTAL STOCKHOLDERS' EQUITY                                      --              --
                                                            --------        --------


TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                    $ 15,100        $   --
                                                            ========        ========




   The accompanying notes are an integral part of these financial statements.

                                TOYZAP.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS


                                    For the         From Inception      From Inception
                                  Six Months          On May 30,          On May 30,
                                    Ended            2006 through        2006 through
                                   June 30,          December 31,          June 30,
                                    2007                2006                 2007
                                 -----------        -----------         -----------


REVENUES                         $      --          $      --           $      --

COST OF SALES                           --                 --                  --
                                 -----------        -----------         -----------

GROSS MARGIN                            --                 --                  --
                                 -----------        -----------         -----------

OPERATING EXPENSES


    General and administrative          --                8,000               8,000
                                 -----------        -----------         -----------


TOTAL OPERATING EXPENSES                --                8,000               8,000
                                 -----------        -----------         -----------


NET LOSS                         $      --          $    (8,000)        $    (8,000)
                                 -----------        ===========         ===========


BASIC LOSS PER SHARE             $      --           $     (0.00)
                                 ===========         ===========

Weighted Average Shares

  Outstanding                      8,000,000           8,000,000
                                 ===========         ===========












   The accompanying notes are an integral part of these financial statements.


                                TOYZAP.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                                                                                    Total
                                    Common Stock             Additional Paid   Accumulated       Stockholders'
                              Shares           Amount          in Capital        Deficit           Equity
                             ---------        ---------        ---------        ---------         ---------

Balance May 30, 2006              --          $    --          $    --          $    --           $    --


Shares issued for services
 at $0.001 per share         8,000,000            8,000             --               --               8,000

For the period
 ended December 31, 2006          --               --               --             (8,000)           (8,000)
                             ---------        ---------        ---------        ---------         ---------


Balance December 31, 2006    8,000,000            8,000             --             (8,000)             --

For the six months
 ended June 30, 2007              --               --               --               --                --
                             ---------        ---------        ---------        ---------         ---------

Balance June 30, 2007        8,000,000        $   8,000        $    --          $  (8,000)        $    --
                             =========        =========        =========        =========         =========























    The accompanying notes are an integral part of these financial statements


                                TOYZAP.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                        From             From
                                                     For the          Inception        Inception
                                                   Six Months         On May 30,       On May 30,
                                                     Ended           2006 through     2006 through
                                                    June 30,         December 31,       June 30,
                                                      2007              2006              2007
                                                    --------          --------          --------

CASH FLOWS FROM OPERATING ACTIVITIES


     Net loss                                       $   --            $ (8,000)         $ (8,000)

     Adjustments to reconcile net income
       to net cash provided by operating
       activities:

         Common stock issued for services               --               8,000             8,000
     Changes in operating assets and liabilities:


         Increase (decrease) in accounts payable        --                --                --
                                                    --------          --------          --------


NET CASH PROVIDED BY OPERATING ACTIVITES                --                --                --
                                                    --------          --------          --------


CASH FLOWS FROM INVESTING ACTIVITIES

        Film costs incurred                             --                --                --
                                                    --------          --------          --------


NET CASH (USED) BY INVESTING ACTIVITIES                 --                --                --
                                                    --------          --------          --------

CASH FLOWS FROM FINANCING ACTIVITIES

        Proceeds from common stock issued               --                --                --


        Increase in advances from related parties     15,100              --              15,100
                                                    --------          --------          --------


NET CASH PROVIDED BY FINANCING ACTIVITIES             15,100              --              15,100
                                                    --------          --------          --------


NET INCREASE IN CASH                                  15,100              --              15,100


CASH - Beginning of period                              --                --                --
                                                    --------          --------          --------


CASH - End of period                                $ 15,100          $   --            $ 15,100
                                                    ========          ========          ========

SUPPLEMENTAL CASH FLOW DISCLOSURE:

CASH PAID FOR:

        Interest                                    $   --            $   --            $   --
                                                    ========          ========          ========
        Income taxes                                $   --            $   --            $   --
                                                    ========          ========          ========


NON CASH FINANCING ACTIVITIES:                      $   --            $   --            $   --
                                                    ========          ========          ========


   The accompanying notes are an integral part of these financial statements.

                                TOYZAP.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       JUNE 30, 2007 and DECEMBER 31, 2006

1.   Summary of Significant Accounting Policies

          Nature of Business
          ------------------
          ToyZap.com, Inc. (the Company) was incorporated in the State of Texas on May 30, 2006. The Company was incorporated to engage in the business of internet toy sales.

          Use of Estimates
          ----------------
          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

          Basic (Loss) per Common Share
          -----------------------------
          Basic (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2007 and December 31, 2006.

                               (Loss)       Shares        Basic (Loss) Per Share
                              (Numerator)  (Denominator)       Amount
         June 30, 2007        $     -0-     8,000,000        $   0.00
                              ==========    =========        ========
         December 31, 2007    $  (8,000)    8,000,000        $  (0.00)
                              ==========    =========       ========

          Dividends
          ---------
          The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

          Comprehensive Income
          --------------------
          The  Company  has  no   component  of  other   comprehensive   income.
          Accordingly, net income equals comprehensive income for the period ended June 30, 2007.

          Advertising Costs
          -----------------
          The Company's policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of June 30, 2007.

                                TOYZAP.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       JUNE 30, 2007 and DECEMBER 31, 2006

1.   Summary of Significant Accounting Policies (Continued)

          Cash and Cash Equivalents
          -------------------------
          For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

          Income Taxes
          ------------
          The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company's predecessor operated as entity exempt from Federal and State income taxes.

          SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

          The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to net loss before provision for income taxes for the following reasons:

                                                    June 30,        December 31,
                                                      2007              2006
                                                  ----------         ----------
         Income tax expense at statutory rate     $    -0-           $   2,720
         Common stock issued for services              -0-              (2,720)
         Valuation allowance                           -0-                 -0-
                                                  ----------         ----------

         Income tax expense per books             $    -0-           $     -0-
                                                  ==========         ==========

          Net deferred tax assets consist of the following components as of:

                                                    June 30,        December 31,
                                                      2007              2006
                                                  ----------         ----------
         NOL Carryover                            $    -0-           $    -0-
         Valuation allowance                           -0-                -0-
                                                  ----------         ----------

         Net deferred tax asset                   $    -0-           $    -0-
                                                  ==========         ==========

          Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

                                TOYZAP.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       JUNE 30, 2007 and DECEMBER 31, 2006

1.   Summary of Significant Accounting Policies (Continued)

          Impairment of Long-Lived Assets
          -------------------------------
          The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

          Accounting Basis
          ----------------
          The basis is accounting principles generally accepted in the United States of America. The Company has adopted a December 31 fiscal year end.

          Stock-based compensation.
          -------------------------
          As of June 30, 2007, the Company has not issued any share-based payments to its employees.

          The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

          Recent Accounting Pronouncements
          --------------------------------
          In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles
          (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

          In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109", which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN

                                TOYZAP.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       JUNE 30, 2007 and DECEMBER 31, 2006

1.   Summary of Significant Accounting Policies (Continued)
     ------------------------------------------------------

          Recent Accounting Pronouncements (Continued)
          --------------------------------------------
          48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

          In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for
          Servicing of Financial Assets--an amendment of FASB Statement No. 140." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company's financial condition or results of operations.

                                TOYZAP.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       JUNE 30, 2007 and DECEMBER 31, 2006

1.   Summary of Significant Accounting Policies (Continued)
     ------------------------------------------------------

          Revenue Recognition
          -------------------
          The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

2.   COMMON STOCK
     ------------
          On May 29, 2007, the Company issued 8,000,000 shares of its common stock for services valued at $8,000 to its founders.

3.   GOING CONCERN
     -------------
          The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company has accumulated deficit of $8,000 as of June 30, 2007. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

          Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

Dealer Prospectus Delivery Option

Until __________, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect the their unsold allotments or subscriptions.

                 PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Formation and Bylaws provide that we shall indemnify our officers or directors against expenses incurred in connection with the defense of any action in which they are made parties by reason of being our officers or directors, except in relation to matters as which such director or officer shall be adjudged in such action to be liable for negligence or misconduct in the performance of his duty. One of our officers or directors could take the position that this duty on our behalf to indemnify the director or officer may include the duty to indemnify the officer or director for the violation of securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to our directors, officers and controlling persons pursuant to our Certificate of Formation, Bylaws, Texas laws or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers, or control persons, and the successful defense of any action, suit or proceeding) is asserted by such director, officer or control person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

         SEC Registration Fee                       $    50
         Printing Expenses                          $ 1,250
         Audit/Administrative Fees and Expenses     $ 2,500
         Blue Sky Fees/Expenses                     $   700
         Legal Fees/Expenses                        $10,000
         Transfer Agent Fees                        $   500
         TOTAL                                      $15,000


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On May 30, 2006, ToyZap.com sold 5,280,000 restricted shares of common stock to Lance Dean for services valued at $5,280, and 2,720,000 restricted shares of common stock to Balestri & Associates in exchange for services related to the preparation of this registration statement. ToyZap.com relied in Section 4(2) of the Securities Act as its exemption from registration when it issued the shares of common stock to Mr. Dean and Balestri & Associates. Both Mr. Dean and Balestri & Associates agreed to hold the shares for investment purposes only and to transfer such shares only in a registered offering or in reliance upon an exemption therefrom.

ITEM 27. EXHIBITS.

Exhibit No.       Description
-----------       -----------

3.1      Certificate of Formation of ToyZap.com, Inc.

3.2      Bylaws of ToyZap.com, Inc.
4.1      Form of specimen stock certificate for Common Stock.
5.1      Opinion of Balestri & Associates.
23.1     Consent of Moore & Associates, Chartered.
23.2     Consent of Balestri & Associates.
99.1     Form of subscription agreement for Common Stock.

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     a. To include any prospectus required under Section 10(a)(3) of the Securities Act.

     b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas on October 18, 2007.


                               TOYZAP.COM, INC.


                               By: /s/ Lance Dean
                                   --------------
                                   Lance Dean
                                   President, Secretary, Treasurer, and Director

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on October 18, 2007:

    Signature                                   Title

/s/ Lance Dean                  President, Secretary, Treasurer, and Director
--------------                  Principal Executive Officer, Principal Financial
                                Officer, and Principal Accounting Officer)